SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: August 4, 2005

FEDERATED DEPARTMENT STORES, INC.

7 West Seventh Street, Cincinnati, Ohio 45202 (513) 579-7000

-and-

151 West 34th Street, New York, New York 10001 (212) 494-1602

Delaware	1-13536	13-3324058
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Item 2.02.	Results of Operations and Financial Condition.

On August 4, 2005, Federated Department Stores, Inc. ("Federated") issued a press release announcing Federated's sales for the fiscal quarter ended July 30, 2005. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

	(c)	Exhibits

		99.1	Press Release of Federated dated August 4, 2005.

FEDERATED DEPARTMENT STORES, INC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERATED DEPARTMENT STORES, INC.

Dated: August 4, 2005	By: /s/ Dennis J. Broderick
Name: Dennis J. Broderick
Title: Senior Vice President, General Counsel and Secretary

Exhibit 99.1

FEDERATED DEPARTMENT STORES, INC.

Contacts:
Media- Jim Sluzewski
513/579-7764
Investor- Susan Robinson
513/579-7780

FOR IMMEDIATE RELEASE

Federated's Same-Store Sales Down 0.9% in July, up 1.1% in Second Quarter

CINCINNATI--(BUSINESS WIRE)--Aug. 4, 2005--Federated Department Stores, Inc. (NYSE:FD) (PCX:FD) today reported total sales of $998 million for the four weeks ended July 30, 2005, a decrease in total sales of 0.8 percent compared to total sales of $1.005 billion in the same period last year. On a same-store basis, Federated's July sales were down 0.9 percent.

For the 13-week second quarter of 2005, Federated reported total sales of $3.624 billion, up 1.2 percent over sales of $3.581 billion in the same period last year. On a same-store basis, Federated's second quarter sales were up 1.1 percent.

For the year to date, Federated's sales totaled $7.265 billion, up 1.9 percent from total sales of $7.131 billion in the first 26 weeks of 2004. On a same-store basis, Federated's year-to-date sales were up 1.8 percent.

Terry J. Lundgren, Federated's chairman, president and chief executive officer, said that although July was disappointing, the company is reiterating second quarter earnings guidance of 80-85 cents per share.

Looking ahead, Lundgren said Federated expects a same-stores sales increase of approximately 2-3 percent in August, along with increases of 3 percent in each of the third and fourth quarters.

Federated is slated to report its second quarter earnings on Wednesday, August 10, and will Webcast a call with financial analysts at 10:30 a.m. (ET). The webcast is accessible to the media and general public either via the company's Web site at www.fds.com or by calling in on 1-866-215-1938.

This release contains certain forward-looking statements that reflect current views of the financial performance and other events of Federated. The words "may," "will," "could," "expect," "plan," "anticipate," "believe" and other similar expressions identify forward-looking statements. Any such forward-looking statements are subject to risks and uncertainties. Future results or outcomes could differ materially from current expectations because of a variety of factors that affect the company, including competitive pressures from specialty stores, general merchandise stores, manufacturers' outlets, off-price and discount stores, new and established forms of home shopping (including the Internet, mail-order catalogs and television) and general consumer spending levels, including the impact of the availability and level of consumer debt, the effect of weather and other factors identified in documents filed by the company with the SEC.

Federated, with corporate offices in Cincinnati and New York, is one of the nation's leading department store retailers, with annual sales of more than $15.6 billion. Federated operates more than 450 stores in 34 states, Guam and Puerto Rico under the names of Macy's and Bloomingdale's. The company also operates macys.com and Bloomingdale's By Mail.

(NOTE: Additional information on Federated, including past news releases, is available at www.fds.com/pressroom.)